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                                                                     EXHIBIT 1.2

                               EL PASO CORPORATION

                                Medium Term Notes
                             Due Nine Months or More
                                from Date Issued

                             DISTRIBUTION AGREEMENT



                                  July 24, 2001




Banc of America Securities LLC
NC1-007-07-01
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

ABN AMRO Incorporated
1325 Avenue of the Americas, 10th Floor
New York, New York 10019

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017-2070

Dear Sirs and Mesdames:

                  El Paso Corporation, a Delaware corporation (the "Company"), confirms its agreement with each of you (each an "Agent" and collectively the "Agents") with respect to the issue and sale by the Company of its Medium Term Notes (the "Notes") having an aggregate initial offering price of up to $900,000,000 (or the equivalent thereof if any of the Notes are denominated in one or more foreign currencies or foreign composite currency units). The Notes will constitute a part of a series of senior debt securities, unlimited as to aggregate principal amount, to be issued under the Indenture, dated as of May 10, 1999 (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), relating to the Notes, as supplemented from time to time. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or


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through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

                  Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes, directly or through an affiliated entity, on its own behalf at any time and to any person, the Company hereby (i) appoints each of you as an agent of the Company for the purpose of soliciting purchases of the Notes from the Company by others and (ii) agrees that whenever the Company determines to sell Notes directly to any Agent as principal for resale to others, it will enter into a separate agreement with such agent (each a "Terms Agreement"). Each such Terms Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as specified in Exhibit A hereto, relating to such sale in accordance with the provisions of
Section 2(b) hereof.

                  Notwithstanding anything to the contrary contained herein, the Company may accept offers to purchase Notes through an agent other than an Agent, provided that (i) the Company shall not have solicited such offers, (ii) the Company and such agent shall have executed an agreement with respect to such purchases having terms and conditions (including, without limitation, commission rates) substantially the same as the terms and conditions that would apply to such purchases under this Agreement if such agent were an Agent (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Agreement) and (iii) the Company shall notify the Agents prior to the execution of any such agreement and shall provide the Agents with a copy of such agreement promptly following the execution thereof. Notwithstanding anything to the contrary in this Agreement, the Company shall not be prohibited from (i) soliciting offers to purchase Notes directly from potential investors, or (ii) offering or selling Notes directly to investors, provided that, in each case any such solicitation, offer or sale is made without the use of an agent, broker or underwriter.

         1. Representations of the Company. The Company represents and warrants to, and agrees with, each Agent as of the Closing Time, as of the date of each acceptance by the Company of an offer for the purchase of Notes, as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) (the date of delivery to an Agent as principal being hereinafter referred to as a "Settlement Date"), and as of the times referred to in Sections 6(a) and 6(b) hereof (each such time being referred to herein as the "Representation Date"), as follows:

                  (a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). A registration statement on Form S-3 (Registration No. 333-59704) in respect of the Notes has been filed with the Securities and Exchange Commission (the "SEC") in the form heretofore delivered to you and such registration statement in such form has been declared effective by the SEC and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the SEC (such registration

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statement, including all exhibits thereto but excluding any Form T-1 thereto, as amended at the time such registration statement or any part thereof became effective, being hereinafter called the "Registration Statement;" the base prospectus relating to the Notes constituting a part of such registration statement as supplemented by that certain prospectus supplement, dated as of July 24, 2001 relating to the Notes, including in each case any documents incorporated by reference therein as of such filing, being hereinafter called the "Prospectus;" any reference herein to the Registration Statement or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to the applicable form under the Securities Act, as of the date of the Registration Statement or the Prospectus; any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after the date of the Registration Statement or the Prospectus under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference; any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus relating to the Notes as each time amended or supplemented in the form in which it is filed with the SEC pursuant to Rule 424 of Regulation C under the Securities Act, including any pricing supplement thereto and documents incorporated by reference therein as aforesaid as of the date of such filing).

                  (b) The documents incorporated by reference in the Registration Statement or the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus and any amendments or supplements thereto, when they become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Notes.

                  (c) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, when they become effective or are filed with the SEC, as the case may be, and as of each subsequent Representation Date will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the SEC thereunder and do not and will not as of its effective date as to the Registration Statement and as of its filing date and as of each Representation Date as to the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the


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statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Notes. The Prospectus delivered to the Agents for use in connection with the offering of the Notes was identical to the electronically transmitted copies thereof filed with the SEC pursuant to Rule 424 of the Securities Act in EDGAR format, except to the extent permitted by Regulation S-T.

                  (d) Each of the Company and its significant subsidiaries (as set forth on Schedule II hereto) has been duly formed or incorporated, is validly existing as a corporation, limited partnership, general partnership or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized and has the entity power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation, limited partnership, general partnership or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (e) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

                  (f) All of the outstanding shares of capital stock, limited partner interests, general partner interests or limited liability company interests of each of the Company's significant subsidiaries have been duly authorized and validly issued and, in the case of capital stock, are fully paid and non-assessable (other than the shares of Series A Preferred Stock of El Paso Tennessee Pipeline Co. that are listed for trading on the New York Stock Exchange, Inc.) are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien").

                  (g) There are no legal or governmental proceedings pending, other than those referred to or incorporated by reference in the Prospectus, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.



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                  (h) The Notes have been duly authorized, and, when issued and delivered pursuant to this Agreement and any Terms Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and the Trustee and constitutes a valid and legally binding instrument enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity; and the Indenture conforms in all material respects to the description thereof in the Prospectus as originally filed with the Commission, and the Notes of any series that may be sold by the Company pursuant to this Agreement will conform in all material respects to the description thereof in the Prospectus as same is amended or supplemented in connection with such sale.

                  (i) Neither the Company nor any significant subsidiary is (i) in violation of its respective charter or By-laws or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, deed of trust, lease or other agreement or instrument that is material to the Company and its significant subsidiaries, taken as a whole, to which the Company or any significant subsidiary is a party or by which the Company or any significant subsidiary or its respective property is bound.

                  (j) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any Terms Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, loan agreement, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries may be bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject (except for breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement), nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws, as amended, of the Company or the governing documents of any of its subsidiaries or any statute or order, rule or regulation applicable to it, of any court or any federal, state or other regulatory authority or any other governmental body having jurisdiction over it; and no consent, approval, authorization, order, registration or qualification of or with any court or other such regulatory authority or other governmental body is required for the issue and sale of the Notes or the consummation of the other transactions contemplated in this Agreement or any Terms Agreement except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Agents.



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                  (k) This Agreement has been duly authorized, executed and
delivered by the Company.

                  (l) The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly in accordance with generally accepted accounting principles consistently applied the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                  (m) If applicable, the pro forma financial information set forth or incorporated by reference in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, fairly presented and prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, and give effect to assumptions used in the preparation thereof which have been made on a reasonable basis and in good faith.

                  (n) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be (i) an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

                  (o) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act has indicated to the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company or (ii) any adverse change in the outlook for any rating assigned to the Company or any securities of the Company.

                  (p) None of the Company or any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor


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dispute or court or governmental action, order or decree that is material to the
Company and its subsidiaries taken as a whole; and since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as it may be amended or supplemented there has not been any material change in the capital stock or long-term debt of the Company or any material adverse change in the general affairs or management, or the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented.

                  (q) PricewaterhouseCoopers LLP are independent public accountants with respect to the Company and its subsidiaries, and, to the Company's knowledge, Deloitte & Touche LLP are independent public accountants with respect to El Paso CGP Corporation (formerly The Coastal Corporation), as required by the Securities Act.

                  (r) Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

                  (s) None of the Company or any of its subsidiaries or any of their respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

                  Any certificate signed by any officer of the Company and delivered to any Agent or to counsel for such Agent in connection with an offering of Notes shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

                  2. (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus as it may be amended or supplemented.

                  The Company reserves the right, in its sole discretion, to suspend, at any time, the solicitation of purchases of the Notes. Upon receipt of instructions from the Company, each Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised it that such solicitation may be resumed.

                  The Company agrees to pay each Agent a commission, in the form of a discount, equal to the percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in
Schedule I hereto.



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                  As Agent, unless otherwise provided in the Prospectus, each of you is authorized to solicit orders for the Notes only in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 at a purchase price equal to 100% of their principal amount. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by such Agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject any offer to purchase the Notes received by it in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

                  (b) Purchases as Principal. Each sale of Notes to any Agent as principal shall be made in accordance with the terms of this Agreement and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and re-offering thereof by, such Agent. Each such separate agreement, which may be an oral agreement between such Agent and the Company, confirmed in writing (which may take the form of an exchange of any standard form of written telecommunications between you and the Company) and which shall be with respect to such information (as applicable) as is specified in Exhibit A hereto, is herein referred to as a "Terms Agreement." Each Agent is authorized to utilize a selling or dealer group in connection with the resale of the Notes purchased. An Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

                  (c) Procedures. The terms applicable to any Notes to be sold pursuant to this Agreement shall be set forth in a pricing supplement to the Prospectus to be prepared by the Company in connection with such sale. Administrative procedures respecting the sale of Notes shall be agreed upon from time to time by each Agent, the Company and the Trustee (the "Procedures"). Each Agent, on the one hand, and the Company, on the other hand, agree to perform the respective duties and obligations specifically provided to be performed herein and in the Procedures set forth in Exhibit D hereto.

                  (d) Delivery. The documents required to be delivered by
Section 5 hereof shall be delivered at the office of the Company, El Paso Building, 1001 Louisiana Street, Houston, Texas 77002 on the date hereof, or at such other place and time as the Agents and the Company may agree upon in writing (the "Closing Time").

                  3. Company Covenants. The Company covenants and agrees with each Agent:

                  (a) Except to the extent required under the Securities Act or the Exchange Act or the rules and regulations of the SEC promulgated thereunder, to make no further amendment or any supplement to the Registration Statement or Prospectus relating to the Notes which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after the Company receives notice thereof, of the receipt of any comments from the SEC to the Registration Statement or the Prospectus; to advise you, promptly after the Company receives


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notice thereof, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes; to give you advance notice of the Company's intention to file or prepare any additional registration statements with respect to the registration of additional Notes; to furnish you with copies of any such amendment or supplement; to file promptly and to furnish you simultaneously with copies of all reports and any definitive proxy or information statements required to be filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; to advise you, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement, or any amended Registration Statement becomes effective.

                  (b) Prior to any public offering of the Notes, to cooperate with you and counsel for the Agents in connection with the registration or qualification of the Notes for offer and sale by the several Agents and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Notes and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions taken by the Company as contemplated herein that relates to the Prospectus, the Registration Statement, or the offering or sale of the Notes, in any jurisdiction in which it is not now so subject.

                  (c) To furnish you with copies of each amendment and supplement to the Registration Statement and of each Prospectus as amended or supplemented, as filed pursuant to Rule 424 under the Securities Act, in such quantities as you may from time to time reasonably request, and, if the delivery of a Prospectus is required at any time in connection with the offering or sale of any of the Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document to be incorporated by reference in the Registration Statement or the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to immediately notify you and instruct you to cease the solicitation of offers to purchase the Notes in your capacity as Agent of the Company and to cease sales of any Notes you may then own as principal, and, as soon as practicable, to prepare and furnish without charge to you as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such


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statement or omission or effect such compliance; provided, however, that if on such date you shall have suspended solicitation of purchases of the Notes in your capacity as Agent pursuant to a request from the Company, and shall not then hold any Notes as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with you.

                  (d) With respect to each sale of Notes, the Company will make generally available to the holders of the Note as promptly as practicable, but not later than 90 days after the close of the period covered thereby, earnings statements of the Company and its subsidiaries (in form complying with the provisions of Rule 158 under the Securities Act) covering a 12-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the Closing Time, each Settlement Date and each Representation Date.

                  (e) During the period beginning on the date of any Terms Agreement stating that the restrictions of this Section 3(e) shall be applicable and continuing to and including the earlier of (i) the termination of trading restrictions on the Notes purchased in accordance with such Terms Agreement, as notified to the Company by you, and (ii) the Settlement Date with respect to such Terms Agreement, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company, other than Notes offered or sold as contemplated herein, which mature more than nine months after the Settlement Date with respect to such Terms Agreement (except for commercial paper with a term of nine months or less in the ordinary course of business), without your prior written consent.

                  (f) On or prior to the date on which there shall be released to the general public preliminary or definitive interim financial statement information related to the Company with respect to each of the first three quarters of each fiscal year or preliminary financial statement information with respect to any fiscal year, to furnish such information to you, confirmed in writing, and to cause the Prospectus to be amended or supplemented to include or incorporate by reference capsule consolidated financial information with respect to the results of operations of the Company and its subsidiaries for the period between the end of the preceding fiscal year and the end of such quarter or for such fiscal year, as the case may be, and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding of such amounts or as shall be required by the Securities Act or the rules and regulations of the Commission thereunder; provided, however, that if on the date of such release you shall have suspended solicitation of purchases of the Notes in your capacity as Agent pursuant to a request from the Company, and shall not then hold any Notes as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitations of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with you.



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                  (g) On or prior to the date on which there shall be released to the general public financial information included in or derived from the audited consolidated financial statements of the Company and its subsidiaries for the preceding fiscal year, to cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the Exchange Act, the Securities Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the Securities Act or the rules and regulations of the SEC promulgated thereunder; provided, however, that if on the date of such release you shall have suspended solicitation of purchases of the Notes in your capacity as Agent pursuant to a request from the Company, and shall not then hold any Notes as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with you.

                  4. Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the cost of preparing and filing the Registration Statement referred to in Section 1(a) hereof and all amendments thereto, (ii) the cost of preparation, issuance and delivery of the Notes, (iii) the fees, disbursements and expenses of the Company's independent public accountants and counsel and of the Trustee and its counsel, (iv) the costs of qualification of the Notes under state securities laws in accordance with the provisions of Section 3(b) hereof, including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Memorandum, (v) the cost of printing and delivering to each Agent in quantities as hereinabove stated copies of the Registration Statement referred to in
Section 1(a) hereof and all amendments thereto, the Prospectus, any amendment or supplement to the Prospectus, and the Prospectus as amended or supplemented,
(vi) the cost of printing and delivering to each Agent copies of the Indenture and any Blue Sky Memorandum, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the cost of the printing or reproducing of this Agreement and any Terms Agreement and the cost of printing certificates representing the Notes, (x) the costs and charges of any transfer agent, registrar, calculation agent, depositary (including the Depository Trust Company), (xi) in the event of an offering of Notes in an aggregate principal amount of less than $100,000,000, the reasonable fees and disbursements of counsel to the Agents incurred in such offering, and (xii) any reasonable advertising and other reasonable out-of-pocket expenses of the Agents incurred with the approval of the Company.

                  5. Conditions of Agents' Obligations. Each Agent's obligations to solicit offers to purchase the Notes as Agent of the Company and to purchase Notes pursuant to any Terms Agreement, and the obligation of any person who has agreed to purchase Notes, to make payment for and take delivery of Notes, shall be subject to the condition that all representations and warranties and other statements of the Company herein are, at the date hereof, at the Closing Time and at each Settlement Date and at each other Representation Date, true and correct in all material respects, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Registration Statement shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to your reasonable satisfaction.

                  (b) Locke Liddell & Sapp LLP, counsel for the Agents, shall have furnished to you at the Closing Time and at each Settlement Date with respect to any Terms Agreement such opinion or opinions, dated the Closing Time and such Settlement Date, respectively, with respect to the incorporation of the Company, the validity of the Indenture, the Notes, the Registration Statement, the Prospectus as amended or supplemented, and other related matters as you may reasonably request, and such counsel shall have received such documents, certificates and information as they may reasonably request to enable them to pass upon such matters.

                  (c) You shall have received at the Closing Time and at each Settlement Date with respect to any Terms Agreement (i) an opinion (satisfactory to you and your counsel), dated the Closing Time and such Settlement Date, respectively, of Andrews & Kurth L.L.P., counsel for the Company, addressing the matters set forth on Exhibit B attached hereto, and (ii) an opinion (satisfactory to you and your counsel), dated the Closing Time and such Settlement Date, respectively, of the general, or associate or senior counsel of the Company, addressing the matters set forth on Exhibit C attached hereto.

                  (d) At the Closing Time and at the date of each delivery of the Notes (whether to an Agent as agent or to an Agent as principal) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus as amended or supplemented or since the date of any Terms Agreement, any material adverse change in the financial condition of the Company and its subsidiaries, taken as a whole, or in the earnings, affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, otherwise than as set forth, contemplated or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented to the date of any Terms Agreement or the acceptance by the Company of the applicable offer for the purchase of Notes, and you shall have received a certificate of the President or a Vice President of the Company dated the Closing Time or Settlement Date with respect to any Terms Agreement so requiring, to the effect
(i) that there has been no such material adverse change, (ii) that the other representations and warranties of the Company contained in Section 1 are in all material respects true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to such person's knowledge, threatened by the Commission.

                  (e) At the Closing Time and at each Settlement Date with respect to any Terms Agreement so requiring, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to you a letter or letters, dated the Closing Time or the Settlement Date, as the case may be, in form and substance satisfactory to you, containing the information and statements of the type ordinarily included in accountants' "comfort letters" with respect to such financial information contained or incorporated by reference in the Registration Statement and the Prospectus as you may reasonably request.

                  (f) Your obligations to purchase Notes pursuant to any Terms Agreement, and the obligation of any person who has agreed to purchase notes, to make payment for and take delivery of Notes, will be subject to the following further conditions: (i) the rating assigned by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purpose of Rule 436(g) promulgated under the Securities Act, to any senior debt securities of the Company as of the date of such Terms Agreement shall not have been lowered since that date nor shall there have been any public announcement of any review by any such rating organization of its ratings of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading), (ii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, as amended or supplemented at the time it was required to be delivered to a purchaser of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading and (iii) the Company shall not have failed on or prior to the Closing Time or the applicable Settlement Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to such date.

                  (g) If any condition specified in this Section 5 shall not have been fulfilled, this Agreement and any Terms Agreement or any other agreement to purchase may be terminated by such Agent or purchaser by notice to the Company at any time at or prior to the Closing Time or applicable Settlement Date, and such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(c) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section 7 hereof, and the provisions of Sections 8 and 12 hereof shall remain in effect.

                  (h) Each certificate signed by an officer of the Company and delivered to the Agents or counsel for the Agents shall be deemed to be a representation and warranty by the Company to the Agents as to the matters covered thereby.

                  6. Additional Covenants of the Company. The Company covenants and agrees with each Agent that:

                  (a) Each acceptance by the Company of any offer for the purchase of Notes (whether through an Agent as agent or to one or more Agents as principal), and each sale of Notes to you pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to you pursuant hereto are true and correct in all material respects at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct in all material respects at the time of delivery to the purchaser or his agent, or you, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time).

                  (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document to be incorporated by reference into the Prospectus (other than by (i) a pricing supplement or by an amendment or supplement providing solely for a change in the interest rates of the Notes or a change in the principal amount of Notes remaining to be sold or similar changes, or (ii) a Current Report on Form 8-K relating to an event disclosed pursuant to Item 5 of Form 8-K, unless the Agents shall otherwise so specify) or, if so indicated in the applicable Terms Agreement, the Company sells Notes to you pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to you forthwith a certificate in form satisfactory to you to the effect that the statements contained in the certificates referred to in Section 5(d) hereof which were last furnished to you are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificates.

                  (c) Each time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document to be incorporated by reference into the Prospectus (other than by (i) an amendment or supplement solely providing for a change in the interest rates of the Notes or a change in the principal amount of Notes remaining to be sold or similar changes, (ii) a Current Report on Form 8-K relating to an event disclosed pursuant to Item 5 of Form 8-K, unless the Agents shall otherwise so specify), or (iii) setting forth or incorporating by reference financial statements or other financial information as of and for a fiscal quarter or fiscal year) or, if so indicated in the applicable Terms Agreement, the Company sells Notes to you pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to you and your counsel a written opinion of counsel for the Company, or other counsel satisfactory to you, dated the date of delivery of such opinion, in form satisfactory to you, of the same tenor as the opinions referred to in Section 5(c) hereof but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to you shall furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

                  (d) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than preliminary financial statement information) relating to the Company or any of its subsidiaries or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information or, if so indicated in the applicable Terms Agreement, the Company sells Notes to you pursuant to a Terms Agreement, the Company shall cause the independent public accountants of the Company to furnish you a letter, dated the date of filing of such amendment, supplement or document with the Commission, or the date of such sale, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in Section 5(e) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter. If, following the close of a fiscal year, audited financial statements and other additional financial information are contained in a Current Report on Form 8-K and the same information is subsequently contained in a timely filed Annual Report on Form 10-K, then such letter need only be furnished at the time such Annual Report on Form 10-K is filed.

                  7. Indemnification. (a) The Company will indemnify and hold each Agent harmless against any losses, claims, damages, liabilities or judgments (collectively, "Damages"), joint or several, to which such Agent may become subject, under the Securities Act or otherwise, insofar as such Damages (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such action or claim, as such expenses are incurred; provided, however, that the Company shall not be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or the Prospectus as amended or supplemented or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein.

                  (b) Each Agent will indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any Damages to which the Company or any of such other persons may become subject, under the Securities Act or otherwise, insofar as such Damages (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim, as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not, except as provided below, be liable to such indemnified party under such subsection for any legal expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agent(s), in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all Damages by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than 30 business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is for any reason held to be unavailable to or insufficient to hold harmless an indemnified party, although applicable in accordance with its terms, in respect of any Damages referred to herein, then each indemnifying party shall contribute to the aggregate amount of such Damages of the nature contemplated by said indemnification incurred by such indemnified party, as incurred, (A) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agent(s), on the other hand, from the offering of the Notes that were the subject of the claim for indemnification or (B) if the allocation provided by clause (A) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand and the applicable Agent(s) on the other hand in connection with the statements or omissions which resulted in such Damages, as well as any other relevant equitable considerations.

                           (ii) The relative benefits received by the Company on
the one hand and the applicable Agent(s) on the other hand in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds (after deducting discounts and commissions but before deducting expenses) received by the Company from the sale of the Notes that were the subject of the claim for indemnification, and the total discounts or commissions received by each applicable Agent in connection with the sale of such Notes, as the case may be, bears to the aggregate total sale prices of such Notes.

                           (iii) The relative fault of the Company, on the one
hand, and the applicable Agent(s), on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agent(s) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           (iv) The Company and the Agents agree that it would
not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the applicable Agent(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7(d). The aggregate amount of Damages incurred by an indemnified party and referred to above in this Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim that could have given rise to such Damages.

                           (v) Notwithstanding the provisions of this Section
7(d), no Agent shall be required to contribute any amount in excess of (x) the amount by which the total price at which the Notes sold through such Agent were offered to the public in the offering of the Notes that were the subject of the claim for indemnification exceeds (y) the amount of any Damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission.

                           (vi) No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           (vii) For purposes of this Section 7(d), each person,
if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                           (viii) In connection with an offering of Notes
purchased from the Company by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 7(d) are several in proportion to the aggregate principal amount of Notes that each such Agent has purchased from the Company and not joint.

                  (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Agent within the meaning of the Securities Act; and each Agent's obligations under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

                  8. Agent as Agent, Not Principal. In soliciting purchases of the Notes from the Company, each Agent is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company (i) shall hold the Agent harmless against any loss, claim, or damage arising from or as a result of such default by the Company, and (ii) shall pay to the Agent any commission to which it would have been entitled in connection with such sale.

                  9. Effect of Investigation. The respective indemnities, agreements, representations, warranties and other statements of the Company and each Agent, as set forth in this Agreement or any Terms Agreement or made by the Company and each Agent, respectively, pursuant to this Agreement or any terms Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of each Agent or any controlling person of such Agent, or the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for any of the Notes.

                  10. Termination of this Agreement or Terms Agreement. This Agreement may be terminated for any reason, at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of 30 days' written notice of such termination to such Agent or the Company, as the case may be. Each Agent may also terminate any Terms Agreement to which it is a party, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition of the Company and its subsidiaries, taken as a whole, or in the earnings, affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which change was not reported by the Company in a filing made under the Exchange Act and disclosed to such Agent by the Company prior to the execution and delivery of such Terms Agreement or (ii) if, since the execution and delivery of such Terms Agreement, there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in such Agent's judgment, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if, since the execution and delivery of such Terms Agreement, trading in any debt securities of the Company has been suspended by the SEC or a national securities exchange, or if, since the execution and delivery of such Terms Agreement, trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if, since the execution and delivery of such Terms Agreement, a banking moratorium has been declared by either Federal or New York authorities. If any such termination occurs, neither party will have any liability to the other party thereto, except that (i) such Agent shall be entitled to any commissions earned in accordance with the third paragraph of Section 2(a) hereof, (ii) if at the time of termination (A) such Agent shall own any of the Notes or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and
(iii) the covenant set forth in Section 3(d) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section 7 hereof, and the provisions of Sections 9, 12 and 14 hereof shall remain in effect.

                  11. Notices. All statements, requests, notices and agreements hereunder shall be in writing or by telecopy if promptly confirmed in writing, and if to you shall be sufficient in all respects if delivered or sent by registered mail to Banc of America Securities LLC, NC1-007-07-01, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: Lynn T. McConnell; ABN AMRO Incorporated; 1290 Avenue of the Americas; 10th Floor; New York, New York 10104; Attention: Mark Egert; and J.P. Morgan Securities Inc.; 270 Park Avenue; 9th FloorNew York, New York 10017;
Attention: Transaction Execution Group; facsimile (212) 834-6702 and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the address of the Company set forth in the Registration Statement,
Attention: Secretary, or to such other address as may be specified by the Company or any Agent by notice given to the other parties hereto in accordance with this Section 11.

                  12. Benefits of the Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the respective Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

                  13. Time of Essence. Time shall be of the essence of this Agreement.

                  14. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York.

                  15. Counterparts. This agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by each Agent, this letter and such acceptance hereof shall constitute a binding agreement between each Agent and the Company.

                                         Very truly yours,

                                         EL PASO CORPORATION


                                         By: /s/John Hopper
                                            ------------------------------------
                                         Name:    John Hopper
                                                  ------------------------------
                                         Title:   Vice President
                                                --------------------------------




Accepted as of the date hereof

BANC OF AMERICA SECURITIES LLC
By:  /s/ Sammy Hicks
     -----------------------------
Name:  Sammy Hicks
       ---------------------------
Title:  Associate
        --------------------------

ABN AMRO INCORPORATED
By:  /s/ David Wood
     -----------------------------
Name:  David Wood
       ---------------------------
Title:  Managing Director
        --------------------------

J.P. MORGAN SECURITIES INC.
By:  /s/ Robert Gelnaw
     -----------------------------
Name:  Robert Gelnaw
       ---------------------------
Title:  Vice President
        --------------------------

                                   SCHEDULE I


            TERM                                                                         COMMISSION RATES
From 9 months to less than 1 year...................................................          0.125%
From 1 year to less than 18 months..................................................          0.150%
From 18 months to less than 2 years.................................................          0.200%
From 2 years to less than 3 years...................................................          0.250%
From 3 years to less than 4 years...................................................          0.350%
From 4 years to less than 5 years...................................................          0.450%
From 5 years to less than 6 years...................................................          0.500%
From 6 years to less than 7 years...................................................          0.550%
From 7 years to less than 8 years...................................................          0.600%
From 8 years to less than 9 years...................................................          0.600%
From 9 years to less than 10 years..................................................          0.600%
From 10 years to less than 15 years.................................................          0.625%
From 15 years to less than 20 years.................................................          0.675%
From 20 years to less than 30 years.................................................          0.750%
From 30 years to 40 years...........................................................             *

* As agreed to by the Company and the applicable Agent at the time of sale.

                                   SCHEDULE II


El Paso Natural Gas Company
El Paso Tennessee Pipelines Co.
Southern Natural Gas Company
El Paso Field Services, LP
El Paso Production Holding Company
El Paso Merchant Energy Holding Company
El Paso CGP Company

                                                                       EXHIBIT A


                               EL PASO CORPORATION

                                Medium-Term Notes

                             FORM OF TERMS AGREEMENT

                              _____________, _____




Banc of America Securities LLC
NC1-007-07-01
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

ABN AMRO Incorporated
1325 Avenue of the Americas, 10th Floor
New York, New York 10019

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017-2070

Ladies and Gentlemen:

         El Paso Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated July 24, 2001 (the "Distribution Agreement"), between the Company on the one hand and Banc of America Securities LLC, ABN AMRO Incorporated and J.P. Morgan Securities Inc. (together, the "Agents") on the other, to issue and sell to the Agents the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase the Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provision had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in

Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to the Agents, and the Agents agree to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                                                EL PASO CORPORATION


                                       By:
                                            ------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                               ---------------------------------

Accepted:

BANC OF AMERICA SECURITIES LLC


By:
     -------------------------------
Name:
       -----------------------------
Title:
        ----------------------------


ABN AMRO INCORPORATED


By:
     -------------------------------
Name:
       -----------------------------
Title:
        ----------------------------


J.P. MORGAN SECURITIES INC.


By:
     -------------------------------
Name:
       -----------------------------
Title:
        ----------------------------

                                                           Schedule to Exhibit A

Title of Purchased Securities:

         ___% Medium Term Senior Notes

Aggregate Principal Amount:

         $__________

Price to the Public:

         $__________

Purchase Price by Agent[s]:

         ___% of the principal amount of the Purchased Securities, plus accrued interest from ____________ to ____________ and accrued amortization, if any, from ___________ to __________.

Method of, and Specified Funds for, Payment of Purchase Price:

         [By certified or official bank check or checks, payable to the order of the Company, in [New York Clearing House or similar next-day] [Fed Funds or similar immediately available] funds]

         [By wire transfer to a bank account specified by the Company in [New York Clearing House or similar next-day] [Fed Funds or similar immediately available] funds]

Senior Indenture:

         Indenture, dated as of May 10, 1999, between the Company and The Chase Manhattan Bank, as Trustee

Time of Delivery:

Closing Location for Delivery of Securities:

Maturity:

Interest Rate:    ______%

Interest Payment Dates:

Documents to be Delivered:

         The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

         (1)      The opinion of counsel to the Agents referred to in Section
                  5(b).

         (2)      The opinion of counsel to the Company referred to in Section
                  5(c).

         (3)      The officers' certificate referred to in Section 5(d).

         (4)      The accountants' letter referred to in Section 5(e).

Other Provisions (including Syndicate Provisions, if applicable):

                                                                       EXHIBIT B

                        OPINION OF ANDREWS & KURTH L.L.P.
                             COUNSEL FOR THE COMPANY

                  The opinion of counsel for the Company pursuant to Section 5(c) of the Distribution Agreement shall be to the effect that:

         1. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to such counsel's knowledge, threatened by the Commission.

         2. (A) Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement or the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive in all material respects with the requirements of the Exchange Act and (B) the Registration Statement and Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom as to which such counsel need not express any opinion) appeared on their face to be appropriately responsive in all material respects with the requirements of the Securities Act.

         3. The Distribution Agreement and any Terms Agreement with respect to the Notes have been duly authorized, executed and delivered by the Company.

         4. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, (i) an "investment company" as such term is defined in the Investment Company Act of 1940, as amended or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the commission thereunder.

         5. The Indenture has been duly qualified under the Trust Indenture Act and has been authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as (a) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         6. The Notes have been duly authorized, and when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and issued and delivered to and paid for in accordance with the terms of the applicable Terms Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         7. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Distribution Agreement and any applicable Terms Agreement will not violate any provision of applicable United States federal law, New York law or the Delaware General Corporation Law, or the Restated Certificate of Incorporation, as amended, or By-Laws, as amended, of the Company on the certificate of incorporation or bylaws of any significant subsidiary.

         8. No consent, approval, authorization or order of or qualification with any United States federal, New York or (with respect to matters arising under the Delaware General Corporation Law) Delaware body or agency is required for the performance by the Company of its obligations under the Distribution Agreement or applicable Terms Agreement, except such (i) which have been obtained, or (ii) as may be required under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, as to which such counsel need not express any opinion, or except where failure to obtain such consent, approval, authorization, order or qualification would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         9. The statements (A) in the Prospectus under the captions "Description of the Medium Term Notes" and "Description of the Senior Debt Securities" and (B) in the Registration Statement under Item 15, insofar as such statements constitute a summary of the legal matters referred to therein, fairly present the information disclosed therein in all material respects.

         10. The Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Closing Time or Settlement Date at which such opinion is delivered (other than the financial statements and related schedules and other financial or statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations promulgated thereunder.

                  In addition, such counsel shall state that, in the course of the preparation by the

Company of the Registration Statement, the Prospectus and the applicable Pricing Supplement (including the documents incorporated by reference therein), such counsel participated in conferences with certain of the officers and representatives of the Company, the Company's independent accountants, the Agents and counsel for the Agents at which the Registration Statement, the Prospectus and such Pricing Supplement were discussed. Such counsel shall state that, between the date of effectiveness of the Registration Statement and the time of delivery of such counsel's opinion letter, such counsel participated in additional conferences with certain officers and representatives of the Company and the Company's independent accountants at which portions of the Registration Statement, the Prospectus and such Pricing Supplement were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel does not pass upon and need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Prospectus Supplement, except as specifically described in the opinion in paragraphs 2 and 9 above. Subject to the foregoing and on the basis of the information such counsel gained in the performance of the services referred to above, including information obtained from officers and other representatives of the Company and the Company's independent accountants, such counsel shall state that no facts have come to such counsel's attention that have caused it to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus and the Pricing Supplement, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Also, subject to the foregoing, such counsel shall state that no facts have come to its attention in the course of the proceedings described in the first and second sentences of this paragraph that caused such counsel to believe that the Prospectus or the Pricing Supplement as of the date and time of delivery of such counsel's opinion letter contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  With respect to the preceding paragraph, counsel may state that (A) their opinion and belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or certification, except as specified and (B) for purposes of paragraphs 7 and 8, such counsel may state (i) that it has reviewed only those statutes, rules and regulations that in its experience are applicable to transactions of the type contemplated by the Distribution Agreement and (ii) that it does not hold itself out as experts in the regulation of the generation, transportation, distribution or delivery of electricity or electrical services, or the import or export of electricity or electrical services.

                  Such counsel need express no view, opinion or belief, however, with respect to financial statements or notes thereto or other financial or statistical data included or incorporated by reference in or omitted from the Registration Statement or Prospectus.

                  Such counsel may state that the opinions expressed above are limited to the federal laws of the United States, the laws of the State of New York, and the General Corporation Law of the State of Delaware.

                                                                       EXHIBIT C

                             IN-HOUSE LEGAL OPINION
                             COUNSEL FOR THE COMPANY

                  The Opinion of the [General/Associate/Senior] Counsel for the Company pursuant to Section 5(c) of the Distribution Agreement shall be to the effect that:

         1. Each of the Company and its significant subsidiaries has been duly formed or incorporated, is validly existing as a corporation, limited partnership, general partnership or limited liability company in good standing under the laws of its jurisdiction of formation or incorporation and has the entity power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and each is duly qualified as a foreign corporation, limited partnership, general partnership or limited liability company to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         2. The execution, delivery and performance of the Distribution Agreement, the Indenture, including the Directors' Resolution applicable to the Notes and the Notes by the Company, the compliance by the Company with all the provisions thereof and the consummation of the transactions contemplated thereby will not, to such counsel's knowledge, (i) violate any indenture, loan agreement, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any significant subsidiary is a party or by which the Company or any significant subsidiary or their respective property is bound or (ii) violate or conflict with any judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any significant subsidiary or their respective property, except in each case, for such violations as would not have a material adverse effect on the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

         3. To such counsel's knowledge after due inquiry, there are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is or is threatened to be a party or to which any of their respective property is or is threatened to be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor does such counsel know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

         4. (A) Each document if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive in all material respects with the Exchange Act and (B) the Registration Statement and Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom as to which such counsel need not express any opinion) appeared on their face to be appropriately responsive in all material respects with the requirements of the Securities Act.

         5. The statements under (A) the caption "Item 3 -- Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference into the Prospectus and
                  (B) the caption "Item 1 -- Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q filed since such annual report, if any, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present as of the date of the applicable report the information disclosed therein in all material respects.

         6. (A) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Distribution Agreement will not violate any provisions of any applicable laws and regulations specifically governing the generation, transportation, distribution or delivery of natural gas, oil, electricity or other related commodities or services, including pipelines, transmission lines, storage facilities and related facilities and equipment, or the import or export of such commodities or services (collectively, the "Energy Industry") and (B) no consent, approval, authorization or order of or qualification with any United States federal body or agency specifically regulating the Energy Industry is required for the performance by the Company of its obligations under the Distribution Agreement, except in each of the foregoing cases for such violations or failures to obtain such consent, approval, authorization, order or qualification as would not have a material adverse effect on the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

                  In addition, such counsel shall state that in the course of the preparation by the Company of the Registration Statement, the Prospectus and the Pricing Supplement, such counsel participated in conferences with certain of the officers and representatives of the Company, counsel to the Company, the Company's independent accountants, the Agents and counsel for the Agents at which the Registration Statement, the Prospectus and the Pricing Supplement were discussed. Such counsel shall state that, between the date of effectiveness of the Registration Statement and the time of delivery of such counsel's letter, such counsel participated in additional conferences with certain officers and representatives of the Company, counsel to the Company and the Company's independent accountants at which portions of the Registration Statement, the Prospectus and the

Pricing Supplement were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel does not pass upon and need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Pricing Supplement, except as specifically described in paragraphs 4 and 5 above. Subject to the foregoing and on the basis of the information such counsel gained in the performance of the services referred to above and in the performance of his duties as General Counsel of the Company, as well as information obtained from officers and other representatives of the Company and the Company's independent accountants, such counsel shall state that no facts have come to such counsel's attention that have caused him to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus and the Prospectus Supplement, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Also, subject to the foregoing, no facts have come to such counsel's attention in the course of the proceedings described in the first and second sentences of this paragraph that caused him to believe that the Prospectus or the Prospectus Supplement as of the date and time of delivery of such counsel's letter contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Such counsel need express no view, opinion or belief, however, with respect to financial statements, schedules or notes thereto or other financial or statistical data included or incorporated by reference in or omitted from the Registration Statement or Prospectus.

                                                                       EXHIBIT D

                               EL PASO CORPORATION

                                MEDIUM-TERM NOTES
                            ADMINISTRATIVE PROCEDURES

                  Medium-Term Notes with maturities of nine months or more from date of issue (the "Medium-Term Notes") are to be offered on a continuing basis by El Paso Corporation, a Delaware corporation (the "Company"). Banc of America Securities LLC, ABN AMRO Incorporated and J.P. Morgan Securities, Inc., as agents (each an "Agent" and, collectively, the "Agents"), have agreed to use their best efforts to solicit offers to purchase the Medium-Term Notes. The Medium-Term Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents dated July 24, 2001 (as it may be supplemented or amended from time to time, the "Distribution Agreement"), to which these administrative procedures are attached as an exhibit. The Company has also reserved the right to sell Medium-Term Notes directly on its own behalf. The Medium-Term Notes will be issued pursuant to an Indenture, dated as of May 10, 1999 (as supplemented or amended from time to time, the "Indenture"), between the Company and The Chase Manhattan Bank ("Chase"), as trustee (the "Trustee"). The Medium-Term Notes will rank equally with all other senior unsecured and unsubordinated indebtedness of the Company and will have been registered with the Securities and Exchange Commission (the "SEC"). Unless otherwise defined herein, terms defined in the Distribution Agreement or Indenture shall have the same meaning when used in this exhibit.

                  Each Medium-Term Note will be represented by either a Global Security (as defined hereinafter) delivered to Chase as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificated Note"). Only Medium-Term Notes denominated and payable in U.S. dollars may be issued as Book-Entry Notes. Owners of beneficial interests in Book-Entry Notes will be entitled to delivery of Certificated Notes only under the limited circumstances described in the Indenture.

                  Administrative responsibilities, document control and record-keeping functions to be performed by the Company will be performed by its Treasurer, its Chief Financial Officer or any Assistant Treasurer. Administrative procedures for the offering are explained below.

                  Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part II and Part III hereof and the Letter of Representations of the Company and Chase to DTC dated September 28, 2000, as amended or supplemented from time to time (the "Letter of Representations"), and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part I and Part III hereof. Medium-Term Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as "Fixed Rate Notes." Medium-Term Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Medium-Term Notes." To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, the Letter of Representations or the

Distribution Agreement, the relevant provisions of the Medium-Term Notes, the Indenture, the Letter of Representations and the Distribution Agreement shall control.

                                     PART I

                Administrative Procedures for Certificated Notes

Price to Public

                  Each Certificated Note will be issued at 100% of principal amount, unless otherwise determined by the Company.

Date of Issuance

                  Each Certificated Note will be dated and issued as of the date of its authentication by Chase.

Maturities

                  Each Certificated Note will mature on a Business Day (as defined in Part III below) selected by the purchaser and agreed upon by the Company, with maturities of nine months or more from the date of issuance.

Registration

                  The Certificated Notes will be issued only in fully registered form. Chase (the "Paying Agent") will serve as registrar and transfer agent in connection with the Certificated Notes.

Denominations

                  The Certificated Notes will be issued and payable in U.S. dollars in the denomination of $1,000 or any integral multiple thereof unless otherwise determined by the Company.

                  The Company may determine, upon agreement with a purchaser of Certificated Notes, that such Certificated Notes will be denominated and payable in a foreign currency or currency unit to be specified in a pricing supplement to the Prospectus ("Specified Currency"). In such case, unless otherwise specified in such pricing supplement, the authorized denominations of such Certificated Notes will be the equivalent, as determined by the 11:00 a.m. (New York City time) buying rate for such Specified Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the Settlement Date (as defined below) for such Certificated Notes, of U.S. $1,000 (rounded down to an integral multiple of units of specified denominations of such Specified Currency). If such rates are not available for any reason, the Market Exchange Rate will be determined in accordance with the alternative provision for determining the Market Exchange

Rate pursuant to the description therefor set forth under the caption "Description of the Medium Term Notes -- Denominations; Currency; Varying Interest Rates" in the Company's Prospectus Supplement, dated July 24, 2001.

Interest Payments

                  Each Fixed Rate Certificated Note will bear interest from its issue date (the "Original Issue Date") at the annual rate stated on the face thereof, payable on January 15 and July 15 of each year (the "Interest Payment Dates"), commencing (unless otherwise specified in the applicable supplement to the Prospectus) on the first Interest Payment Date after issuance, and at Stated Maturity or upon redemption, if applicable. Interest on each Certificated Note will be calculated and paid on the basis of a 360-day year of twelve 30-day months (unless otherwise specified in the applicable pricing supplement). Interest will be payable to the Person in whose name such Certificated Note is registered at the close of business on the January 1 or July 1 (the "Regular Record Dates") next preceding the respective Interest Payment Date; provided, however, that (i) if an Original Issue Date falls between a Regular Record Date and an Interest Payment Date, the first payment of interest will occur on the Interest Payment Date following the next Regular Record Date and (ii) interest payable at Maturity will be payable to the Person to whom principal shall be payable (whether or not such Maturity is an Interest Payment Date). Any payment of principal and interest on such Certificated Note required to be paid on an Interest Payment Date or at Stated Maturity or upon redemption, if applicable, which is not a Business Day shall be postponed to the next day which is a Business Day, and no interest on such payment will accrue for the period from and after such Interest Payment Date or Stated Maturity or redemption date, as the case may be, to the date of the payment on the next succeeding Business Day. All interest payments (excluding interest payments made at Stated Maturity or upon redemption, if applicable) will be made by check mailed, first class, postage prepaid, to the Person entitled thereto as provided above or otherwise in accordance with the Indenture, or by wire transfer of immediately available funds to an account designated by such Person if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 10 days before such Interest Payment Date.

                  On the fifth Business Day immediately preceding each Interest Payment Date, Chase will notify the Company of the total amount (to the extent known to Chase on such date) of the interest payments to be made on such Interest Payment Date. Chase(or any duly selected paying agent) will provide monthly to the Company's finance department a list of the principal and interest (to the extent known to Chase or such paying agent at that time) to be paid on Certificated Notes maturing in the next succeeding month. To the extent provided in the Indenture, the Company will provide to the Paying Agent not later than the payment date sufficient moneys to pay in full all principal and interest payments due on such payment date. The Paying Agent will assume responsibility for withholding taxes on interest paid as required by law.

                  For special provisions relating to the Floating Rate Notes, see Appendix A hereto. Special provisions relating to Certificated Notes denominated in a Specified Currency may be agreed upon by the Company and the Agents at a later time (the "Specified Currency Provisions").

Settlement

                  The receipt of immediately available funds in U.S. dollars by the Company in payment for a Certificated Note (less the applicable commission) and the authentication and issuance of such Certificated Note shall, with respect to such Certificated Note, constitute "Settlement" and the date thereof shall be referred to as the "Settlement Date." All offers to purchase Certificated Notes accepted by the Company will be settled from one to three Business Days from the date of acceptance by the Company pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on a different date; provided, however, that the Company will so notify Chase (which notice with respect to a Certificated Note denominated in a Specified Currency will not be less than five Business Days prior to the Settlement Date) of any such different date on or before the Business Day immediately prior to the Settlement Date.

Settlement Procedures

                  In the event of a purchase of Certificated Notes by an Agent, as principal, appropriate Settlement details will be set forth in the applicable Terms Agreement to be entered into between such Agent and the Company pursuant to the Distribution Agreement.

                  Settlement procedures with regard to each Certificated Note sold through an Agent, as agent (the "Presenting Agent"), shall be as follows:

                  A. The Presenting Agent will advise the Company and, after the Company has accepted the offer, Chase, in writing by facsimile or other electronic transmission, of the following Settlement information:

                     1. Exact name in which Certificated Note is to be registered ("Registered Owner").

                     2. Exact address of the Registered Owner and address for payment of principal and interest, if any.

                     3.    Taxpayer identification number of the Registered
                           Owner.

                     4. Principal amount of the Certificated Note (and, if multiple Certificated Notes are to be issued, denominations thereof).

                     5. If the Certificated Notes are to be denominated in a Specified Currency, whether principal and interest is to be paid in U.S. dollars or the Specified Currency.

                     6.    Settlement Date.

                     7.    Date of Maturity.

                     8.    Interest rate:

                           (a)   Fixed Rate Notes:

                                 o   Interest Rate
                                 o   Interest Reset Dates

                           (b)   Floating Rate Notes:

                                 o   Interest Rate Basis (or so called Base
                                     Rate)
                                 o   Initial Interest Rate
                                 o   Spread or Spread Multiplier, if any
                                 o   Interest Reset Periods and Interest Reset
                                     Dates
                                 o   Index Maturity
                                 o   Maximum and Minimum Interest Rates, if any
                                 o   Calculation Agent
                                 o   Calculation Date
                                 o   Interest Determination Dates

                           (c)   Interest Payment Periods and Interest Payment
                                 Dates

                           (d)   Regular Record Date

                     9. If applicable, the date on or after which the Certificated Notes are redeemable at the option of the Company.

                     10. Wire transfer information (including overseas bank account of the country of the Specified Currency, if any).

                     11. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

                     12.   Trade Date.

                     13.   Net Proceeds to the Company.

                     14. Extension of Maturity Option (including the basis or formula, if any, for the setting of the Interest Rate or Spread and/or Spread Multiplier, as applicable).

                     15.   Renewal of Note Provisions.

                     16.   Any other information pertinent to the Certificated
                           Note.

                  B. The Company will confirm to Chase (i) by facsimile or other electronic transmission, the above Settlement information and (ii) by facsimile, that the terms of the Notes have been approved by the President, the Chief Financial Officer or the Treasurer of the Company, and Chase will assign a Certificated Note number to the transaction. If the Company rejects an offer, the Company will promptly notify the Presenting Agent by telephone, facsimile or other electronic transmission.

                  C. The exchange rate agent, if any, appointed by the Company will notify the Company, Chase and the Presenting Agent of the Market Exchange Rate and the denominations of Certificated Notes which are to be denominated and payable in a Specified Currency.

                  D. The Trustee will complete the Certificated Note in the form previously approved by the Company, the Agents and Chase.

                  E. The Trustee will authenticate and deliver the Certificated Note (with the attached WHITE confirmation) and the YELLOW and BLUE stubs to the Presenting Agent. The Presenting Agent will acknowledge receipt of the Certificated Note by completing the YELLOW stub and returning it to the Trustee.

                  F. The Presenting Agent will cause to be wire transferred to a bank account designated by the Company immediately available funds in U.S. dollars in the amount of the principal amount of the Certificated Note, less the applicable commission.

                  G. The Presenting Agent will deliver the Certificated Note (with the attached WHITE confirmation) to the purchaser against payment in immediately available funds in the amount of the principal amount of the Certificated Note. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus with the appropriate pricing supplement applicable to the Certificated Note with or prior to delivery of the Certificated Note and the confirmation and payment by the purchaser for the Certificated Note. If instructed by the purchaser to deliver the Certificated Note and confirmation to different locations, the Certificated Note and the confirmation will each be accompanied or preceded by the Prospectus applicable to the Certificated Note being delivered.

                  H. The Presenting Agent will obtain the acknowledgment of receipt for the Certificated Note and Prospectus by the purchaser through the purchaser's completion of the BLUE stub.

                  I. The Trustee will mail the PINK stub to the Company's Chief Financial Officer, Treasurer or other appropriate official.

Settlement Procedure Timetable

                  For offers accepted by the Company, Settlement procedures "A" through "I" set forth above shall be completed on or before the respective times set forth below:

            Settlement
            Procedure                 Time    (New York)
            ----------             -----------
                 A                   4:00 p.m.              on date of order (2:00 p.m. on date of order in
                                                            the case of Certificated Notes with a
                                                            Settlement Date on the Business Day after the
                                                            date of order)

                 B                   5:00 p.m.              on date of order (3:00 p.m. on date of order in
                                                            the case of Certificated Notes with a
                                                            Settlement Date on the Business Day after the
                                                            date of order)

                 C                  10:00 a.m.              on the Settlement Date

                D-E                 12:30 p.m.              on the Settlement Date (1:00 p.m. on the
                                                            Settlement Date in the case of Certificated
                                                            Notes denominated in a Specified Currency)

                 F                   2:00 p.m.              on the Settlement Date

                G-H                  3:00 p.m.              on the Settlement Date

                 I                   5:00 p.m.              on the Business Day after the Settlement Date

Fails

                  If a purchaser of a Certificated Note shall either fail to accept delivery of or make payment for Certificated Note on the date fixed by the Company for Settlement, the Presenting Agent will immediately notify the Trustee and the Company's Chief Financial Officer, Treasurer or other appropriate official by telephone, confirmed in writing, of such failure and return the Certificated Note to the Trustee. Upon the Trustee's receipt of the Certificated Note from the Presenting Agent, the Company will promptly return to the Presenting Agent an amount of immediately available funds in U.S. dollars equal to any amount previously transferred to the Company in respect of the Certificated Note pursuant to advances made by such Agent. Such returns will be made on the Settlement Date, if possible, and in any event not later than 12 noon (New York City time) on the Business Day following the Settlement Date. The Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of the funds during the period when the funds were credited to the account of the Company. Upon receipt of the Certificated Note in respect of which the default occurred, the Trustee will mark the Certificated Note "cancelled," make appropriate entries in its records and deliver the Certificated Note to the Company with an appropriate debit advice. The Presenting Agent will not be entitled to any commission with respect to any Certificated Note which the purchaser does not accept or make payment for.

Redemption

                  Except as otherwise specified in an applicable pricing supplement to the Prospectus and on the Certificated Notes, the Certificated Notes will not be redeemable prior to their Stated Maturity. If so specified in such a pricing supplement and on the Certificated Note, such Certificated Note will be subject to redemption by the Company, at one or more redemption prices (expressed as a percentage of the principal amount of such Certificated Note) applicable during one or more redemption periods, together with interest accrued thereon on the date fixed for redemption.

                  Notice of redemption shall be given in accordance with Section 1104 of the Indenture. If redemption of any Certificated Note is made in part, a new Certificated Note for the amount of the unredeemed portion shall be issued in the name of the Holder upon cancellation of the redeemed Certificated Note.

Maturity

                  Upon presentation of each Certificated Note at Stated Maturity (unless the Company has exercised its option to extend the Stated Maturity of a Certificated Note) or upon redemption the Trustee (or any duly appointed Paying Agent) will pay the principal amount or redemption price thereof, together with accrued interest due at Stated Maturity or the date of redemption. Such payment shall be made in immediately available funds in U.S. dollars (except as provided in any Specified Currency Provisions), provided that the Certificated Note is presented to the Trustee (or any such Paying Agent) in time for the Trustee (or such Paying Agent) to make payments in such funds in accordance with its normal procedures. To the extent provided in the Indenture, the Company will provide the Trustee (and any such Paying Agent) with funds available for immediate use for such purpose. Certificated Notes presented at Stated Maturity or upon redemption will be canceled by the Trustee as provided in the Indenture.

                                     PART II

                          Administrative Procedures for
                                Book-Entry Notes

                  In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Chase will perform the custodial, document control and administrative functions described below, in accordance with its obligations under the Letter of Representations and a Medium Term Note Certificate Agreement between Chase and DTC dated as of December 2, 1988 (the "Medium Term Note Certificate Agreement"), a copy of which is attached hereto, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Price to Public

                  Each Book-Entry Note will be issued at 100% of principal amount, unless otherwise determined by the Company.

Date of Issuance

                  On any Settlement Date (as defined under "Settlement" below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to $500,000,000 principal amount of all such Book-Entry Notes that have the same terms. Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an original issue date, which will be (i) with respect to an original Global Security (or any portion thereof), the original issue date specified in such Global Security and (ii) following a consolidation of Global Securities, with respect to the Global Security resulting from such consolidation, the most recent Interest Payment Date (as defined in the Indenture) to which interest has been paid or duly provided for on the predecessor Global Securities regardless of the date of authentication of such resulting Global Security. No Global Security will represent (i) both Fixed Rate Book-Entry Notes and Floating Rate Book-Entry Notes or (ii) any Certificated Note.

Identification Numbers

                  The Company has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing Book-Entry Notes and book-entry Medium-Term Notes issued by the Company with other series designations. The Company has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has provided a copy of such list to DTC and Chase. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B." DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. Chase will notify the Company at any time when fewer than 50 of the reserved CUSIP numbers remain unassigned to Global Securities, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to Chase and DTC.

Registration

                  Global Securities will be issued only in fully registered form without coupons. Each Global Security will be registered in the name of CEDE & CO., as nominee for DTC, on the securities register for the Notes maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such

Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such indirect participant in DTC) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers

                  Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges

                  Chase may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more outstanding Global Securities that represent (A) Fixed Rate Book-Entry Notes having the same terms and for which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes having the same terms and for which interest has been paid to the same date, (ii) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including Chase) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, Chase will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, Chase will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP Numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $500,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

Maturity

                  Each Book-Entry Note will mature on a date nine months or more after the Settlement Date for such Book-Entry Note.

Denominations

                  Book-Entry Notes will be issued in principal amounts of $1,000 or any integral multiple thereof. Global Securities will be denominated in principal amounts not in excess of $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest

                  Interest, if any, on each Fixed Rate Book-Entry Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note. Unless otherwise specified therein, each payment of interest on a Fixed Rate Book-Entry Note will include interest accrued to but excluding the Interest Payment Date or to but excluding the date of Maturity. Interest on Fixed Rate Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                  Interest payable at the date of Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Book-Entry Note is payable. Standard & Poor's Ratings Group may use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate (daily or weekly) bond report published by Standard & Poor's Ratings Group.

                  For special provisions relating to the Floating Rate Notes, see Appendix A hereto.

Payments of Interest

                  Promptly after each Regular Record Date, the Paying Agent will deliver to the Company and DTC a written notice setting forth, by CUSIP number, the amount of interest (to the extent then ascertainable) to be paid on each Global Security on such Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's Corporation. The Company will pay to the Paying Agent the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Paying Agent will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment." If any Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Payment at Maturity

                  On or about the first Business Day of each month, the Paying Agent will deliver to the Company and DTC a written list of principal and interest (to the extent then ascertainable) to be paid on each Global Security maturing in the following month (excluding principal on a Book-Entry Note where the Company has exercised its option to extend the Stated Maturity). The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. On or before Maturity, the Company will pay to the Paying Agent the principal amount of such Global Security, together with interest due at such Maturity. The Paying Agent will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." If any Maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company.

Manner of Payment

                  The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to the Paying Agent in immediately available funds no later than 9:30 a.m. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Paying Agent to withdraw funds from an account maintained by the Company at the Paying Agent or by wire transfer to the Paying Agent. The Company will confirm any such instructions in writing to the Paying Agent. Prior to 10:00 a.m. (New York City time) on the date of Maturity or as soon as possible thereafter, the Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security on such date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between the Paying Agent and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company (as issuer) nor the Paying Agent (as trustee, security registrar or paying agent) shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book- Entry Notes.



Withholding Taxes

                  The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Book-Entry Note.

Settlement

                  The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Book-Entry Note shall constitute "Settlement" with respect to such Book-Entry Note and the date thereof shall be referred to as the "Settlement Date." All orders for Book-Entry Notes accepted by the Company will be settled on the third Business Day following the date of acceptance by the Company pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on another day which shall be no earlier than the next Business Day following the date of acceptance.

Settlement Procedures

                  In the event of a purchase of Book-Entry Notes by an Agent, as principal, appropriate Settlement details will be set forth in the applicable Purchase Agreement to be entered into between such Agent and the Company pursuant to the Agency Agreement.

                  Settlement Procedures with regard to each Book-Entry Note sold by the Company through an Agent, as agent (the "Presenting Agent"), shall be as follows:

                  A. The Presenting Agent will advise the Company by telephone of the following Settlement information:

                     1.    Principal amount.

                     2.    Settlement Date.

                     3.    Date of Maturity.

                     4.    Interest rate:

                           (a)    Fixed Rate Notes:

                                  o    Interest Rate
                                  o    Interest Reset Dates

                           (b)    Floating Rate Notes:

                                  o    Interest Rate Basis (or so called Base
                                       Rate)
                                  o    Initial Interest Rate

                                  o    Spread or Spread Multiplier, if any
                                  o Interest Reset Periods and Interest Reset Dates
                                  o    Index Maturity
                                  o    Maximum and Minimum Interest Rates,  if
                                       any
                                  o    Calculation Agent
                                  o    Calculation Date
                                  o    Interest Determination Dates

                           (c)    Interest Payment Periods and Interest Payment
                                  Dates

                           (d)    Regular Record Date

                     5. If applicable, the date on or after which the Book-Entry Notes are redeemable at the option of the Company.

                     6. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

                     7.    Trade Date.

                     8.    Net Proceeds to Company.

                     9. Extension of Maturity Option (including the basis or formula, if any, for the setting of the Interest Rate, or the Spread and/or Spread Multiplier, as applicable).

                     10.   Renewal of Note Provisions.

                     11.   Any other information pertinent to the Book-Entry
                           Note.

                  B. The Company will assign a CUSIP number to the Global Security representing such Book-Entry Note and then advise Chase by facsimile or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of the Presenting Agent. The Company will confirm to Chase, by facsimile, that the terms of the Book-Entry Notes have been approved by the President, the Chief Financial Officer or the Treasurer of the Company. The Company will also notify the Presenting Agent by telephone of such CUSIP number as soon as practicable.

                  C. Chase will enter a pending deposit message through DTC's Participant Terminal System providing the following Settlement information to DTC (which shall route such information to Standard & Poor's Ratings Group and Interactive Data Corporation) and the Presenting Agent:

                     1.   The information set forth in Settlement Procedure "A."

                     2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

                     3. Initial Interest Payment Date for such Book-Entry Note, number of days by which such date succeeds the related Regular Record Date (which, in the case of Floating Rate Book-Entry Notes that reset weekly, shall be the DTC Record Date, which is the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Book-Entry Notes, shall be the Regular Record Date as defined in the Indenture) and amount of interest payable on such Interest Payment Date.

                     4.   The interest payment period.

                     5. CUSIP number of the Global Security representing such Book-Entry Note.

                     6. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

                     7. Numbers of the participant accounts maintained by DTC on behalf of Chase and the Presenting Agent.

                  D. To the extent the Company has not already done so, the Company will deliver to the Trustee a Global Security in a form that has been approved by the Company, the Agents and the Trustee.

                  E. The Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note.

                  F. DTC will credit such Book-Entry Note to Chase's participant account at DTC.

                  G. Chase will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to Chase's participant account and credit such Book-Entry Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's Settlement account and credit Chase's Settlement account for an amount equal to the principal amount of such Book-Entry Note less the Presenting Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by Chase to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) Chase is holding such Global Security pursuant to the Medium Term Note Certificate Agreement.

                  H. The Presenting Agent will enter an SDFS deliver order through DTC's

         Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the Settlement accounts of such Participants and credit the Settlement account of the Presenting Agent for an amount equal to the principal amount of such Book-Entry Note.

                  I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                  J. Chase will, upon receipt of funds from the Agent in accordance with Settlement Procedure "G," credit to an account of the Company maintained at Chase funds available for immediate use in the amount transferred to Chase in accordance with Settlement Procedure "G."

                  K. Chase will send a copy of the Book-Entry Note by first-class mail to the Company.

                  L. The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable

                  For orders of Book-Entry Notes solicited by any Agent and accepted by the Company for Settlement on the first Business Day after such acceptance, Settlement Procedures "A" through "K"set forth above shall be completed as soon as possible but not later than the respective times set forth below:


     Settlement
     Procedure       Time (New York)
     ----------      ----
          A          11:00 a.m.              on date of order
          B          12:00 p.m.              on date of order
          C           2:00 p.m.              on date of order
          D           3:00 p.m.              on date of order
          E           9:00 a.m.              on Settlement Date
          F          10:00 a.m.              on Settlement Date
         G-H          2:00 p.m.              on Settlement Date
          I           4:45 p.m.              on Settlement Date
         J-K          5:00 p.m.              on Settlement Date

                  If an order is to be settled more than one Business Day after acceptance by the

Company, Settlement Procedures "A," "B" and "C" may be completed not later than 11:00a.m., 12:00 Noon and 2:00 p.m., respectively, on the Business Day after the date of acceptance. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but not later than 12:00 Noon and 2:00 p.m., respectively, on the Business Day after the date of acceptance. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the Settlement Date.

                  If Settlement of a Book-Entry Note is rescheduled or canceled, the Company will advise Chase and Chase will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle

                  If Chase fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "G," Chase may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to Chase's participant account. DTC will process the withdrawal message, provided that Chase's participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, Chase will exchange such Book-Entry Note for two Global Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                  If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "H" and "G," respectively. Thereafter, Chase will deliver the withdrawal message and take the related actions described in the preceding paragraph. The Company will reimburse the Presenting Agent and Chase, as applicable, on an equitable basis for their loss of the use of the funds during the period when the funds were credited to the account of the Company (except that the Company shall not be required to reimburse a party if such party's default hereunder or under the Agency Agreement shall have caused such failure by the beneficial purchaser to make timely payment of the purchase price).

                  Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "E," for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Trustee Not to Risk Funds

                  Nothing herein shall be deemed to require Chase to risk or expend its own funds in connection with any payment to the Company, DTC, the Agents or the purchaser, it being understood by all parties that payments made by Chase to the Company, DTC, the Agents or the purchaser shall be made only to the extent that funds are provided to Chase for such purpose.

                                    PART III

                 Administrative Procedures for Book-Entry Notes
                             and Certificated Notes

Procedures for Establishing the Terms of the Notes

                  The Company and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once an Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Company, if the Company plans to accept an offer to purchase Notes upon such terms, it will prepare a pricing supplement reflecting the terms of such Notes (if the interest rate, Stated Maturity or other terms have changed) and, after approval from such Agent, will arrange to have such pricing supplement (together with the Prospectus if amended or supplemented), electronically filed or transmitted by a means reasonably calculated to result in filing with the SEC by the second Business Day after the Company has accepted such offer (or by the Business Day prior to the Settlement Date in the event the Settlement Date is the first or second Business Day after such acceptance) and pursuant to Rule 424(b) of the Rules and Regulations, and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, and including such pricing supplement, to the Agent that presented such offer. No Settlements with respect to Notes upon such terms may occur prior to such filing or such transmission and the Agents will not, prior to such filing or such transmission, mail confirmations to customers who have offered to purchase Notes upon such terms. After such filing or such transmission, sales, mailing of confirmations and Settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

                  If the Company decides to post rates and a decision has been reached to change interest rates, the Company will promptly so notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Company will establish rates to be so posted. Following establishment of posted rates and prior to the filing or transmission described in the following sentence, the Agents may record indications of interest in purchasing Notes only at the posted rates. Once an Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Company, if the Company plans to accept an offer at the posted rate, it will prepare a pricing supplement reflecting such posted rates and, after approval from such Agent, will arrange to have such pricing supplement (together with the Prospectus if amended or supplemented), electronically filed or transmitted by a means reasonably calculated to result in filing with the SEC by the second Business Day after the Company has accepted such offer (or by the Business Day prior to the Settlement Date in the event the Settlement Date is the first or second Business Day after such acceptance) and pursuant to Rule 424(b) of the Rules and Regulations, and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, and including such pricing supplement to the Agent who presented such offer. No Settlements at the posted rates may occur prior to such filing or such transmission and the Agents will not, prior to such filing or such transmission, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such filing or such transmission, sales, mailing of confirmations and Settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

Acceptance and Rejection of Offers

                  The Company shall have the sole right to accept offers to purchase Notes from the Company and may reject any such offer in whole or in part. Each Agent shall promptly communicate to the appropriate official of the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it other than those rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offers in whole or in part.

Suspension of Solicitation; Amendment or Supplement

                  If, during any period in which, in the opinion of counsel for the Agents (provided, if the Agents are no longer soliciting (or have been instructed not to solicit) purchases of Securities from the Company such opinion is known to the Company), a prospectus relating to the Notes is required to be delivered under the Act, any event known to the Company occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act or the Rules and Regulations, the Company will notify the Agents promptly to suspend solicitation of purchases of the Notes and the Agents shall suspend their solicitations of purchases of Notes; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus for purposes of offering the Securities, it will promptly advise the Agents by telephone (with confirmation in writing) and, except as otherwise provided in any relevant Purchase Agreement, will promptly prepare and file with the SEC an amendment or supplement which will correct such statement or omission or an amendment, whether by filing such documents pursuant to the Act or the Exchange Act, as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements and to prepare and furnish to the Agents at its own expense such amendment or supplement to the Registration

Statement or the Prospectus as will correct such Registration Statement or Prospectus; provided, however, that the Company shall in any event promptly prepare, file and furnish an Agent with such an amendment or supplement if such Agent shall then hold any Securities acquired from the Company as principal (other than such Securities as such Agent shall have held for a period of six months or more). Upon the Agents' receipt of such amendment or supplement and advice from the Company that solicitations may be resumed, the Agents will resume solicitations of purchases of the Notes.

                  In addition, the Company may instruct the Agents to suspend solicitation of offers to purchase at any time. Upon receipt of such instructions the Agents will forthwith (but in any event within one Business
Day) suspend solicitation of offers to purchase from the Company until such time as the Company has advised it that solicitation of offers to purchase may be resumed and the Company has complied with Section 6 of the Distribution Agreement to the extent then required. If the Company decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes (other than to change interest rates or maturities or similar changes and except in all cases by filing a report on Form 8-K, pursuant to the Exchange Act, solely to add exhibits to documents previously filed), it will promptly advise the Agents and the Trustee and will furnish the Agents and the Trustee with copies of the proposed amendment or supplement.

                  In the event that at the time the Agents, at the direction of the Company, suspend solicitation of offers to purchase from the Company there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended or supplemented as in effect at the time of the suspension may be delivered in connection with the Settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus

                  A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof must be delivered to a purchaser prior to or together with the earliest of (i) any written offer of such Note,
(ii) confirmation of the purchase of such Note and (iii) payment for such Note by its purchaser. The Company shall ensure that an Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate pricing supplements as described in the section entitled "Procedures for Establishing the Terms of the Notes" above) in such quantities and within such time limits as will enable such Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Company and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus. The Trustee will make all such deliveries with respect to all Notes sold directly by the Company.

Confirmation

                  For each order to purchase a Note solicited by any Agent and accepted by the Company, the Presenting Agent will issue a confirmation to the purchaser (with a copy to the Company), including delivery and payment instructions.

Advertising Costs

                  The Company will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Notes. The "tombstone" advertisement and such other expenses agreed to by the Company and Agents in connection with solicitation of offers to purchase Notes from the Company will be paid by the Company.

Business Day

                  "Business Day" shall mean, for all purposes of these Administrative Procedures, any day which is not a Saturday or Sunday and which is not a day on which banking institutions are generally authorized or obligated by law or executive order to close (i) in New York City or in any other place where the principal and interest on the Medium Term Notes is payable, (ii) in the case of Notes denominated in a Specified Currency, including LIBOR Notes (as defined in Appendix A), in the city designated in an applicable supplement to the Prospectus as the principal financial center of the country of such Specified Currency and (iii) in the case of LIBOR Notes, any such date on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

                                                         APPENDIX A to EXHIBIT D


                     APPENDIX A TO ADMINISTRATIVE PROCEDURES

                           SPECIAL PROVISIONS RELATING
                             TO FLOATING RATE NOTES

Interest Rate:             Interest on Floating Rate Notes will be determined by
                           reference to an "Interest Rate Basis", which shall be the "Commercial Paper Rate" ("Commercial Paper Rate
                           Notes"), "LIBOR" ("LIBOR Notes"), the "CD Rate" ("CD
                           Rate Notes"), the "Treasury Rate" ("Treasury Rate
                           Notes"), the "CMT Rate" ("CMT Rate Notes"), the
                           "Eleventh District Cost of Funds Rate" ("Eleventh
                           District Cost of Funds Rate Notes"), the "Federal
                           Funds Effective Rate" ("Federal Funds Notes"), the
                           "Prime Rate" ("Prime Rate Notes") or such other interest rate formula as may be designated by the Company, based upon the Index Maturity and adjusted by a Spread or Spread Multiplier, if any, as specified in the applicable pricing supplement to the Prospectus setting forth the terms of each issuance of Floating Rate Notes (the "Pricing Supplement").
                           The "Index Maturity" is the particular maturity of the type of instrument or obligation from which the Interest Rate Basis is calculated (e.g., in the case of commercial paper, 30-day rather than 90-day commercial paper). The "Spread" is the number of basis points (100 basis points equals one percent) above or below the Interest Rate Basis applicable to the particular Floating Rate Note, and the "Spread
                           Multiplier" is the percentage of the Interest Rate
                           Basis applicable to the interest rate for the particular Floating Rate Note. The Spread, Spread
                           Multiplier, Index Maturity and other variable terms as described below are subject to change by the Company from time to time, but no such change will affect any Floating Rate Note previously issued or as to which an offer has been accepted by the Company. A
                           Floating Rate Note may also have either or both of the following: (i) a maximum limit, or ceiling
                           ("Maximum Interest Rate"), on the rate of interest which may accrue during any Interest Period (as defined below); and (ii) a minimum limit, or floor
                           ("Minimum Interest Rate"), on the rate of interest which may accrue during any Interest Period. In addition to any Maximum Interest Rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on the Floating
                           Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. The limit may not apply to Floating
                           Rate Notes in which $2,500,000 or more has been invested.

                           The Calculation Agent appointed by the Company (the "Calculation Agent") (initially The Chase Manhattan
                           Bank) will, upon request of a holder of Floating Rate Notes, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date (as defined below) with respect to such Floating Rate Notes. The applicable Pricing Supplement will specify for each Floating Rate Note the following terms: Interest Rate Basis, rate of interest for the initial Interest Period (the "Initial Interest Rate"), date of original issue, Interest Determination Dates, Interest Reset Dates (as defined below), Interest Payment Dates (as defined below), Regular Record Date (as defined below), Index Maturity, maturity date, redemption date, if any, repayment date, if any, Maximum Interest Rate and Minimum Interest Rate, if any, and the Spread or Spread Multiplier, if any.

Interest Payment           Except as set forth in the applicable Pricing
Dates:                     Supplement and except as provided below, interest
                           will be payable in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third
                           Wednesday of March, June, September and December of each year, as specified in the applicable Pricing
                           Supplement; in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year;
                           in the case of Floating Rate Notes with a semi-annual
                           Interest Reset Date, on the third Wednesday of two months of each year specified in the applicable
                           Pricing Supplement; in the case of Floating Rate
                           Notes with an annual Interest Reset Date, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement; and, in each case at the stated maturity (or on the redemption date or repayment date, if applicable) of the Floating Rate Note. If any Interest Payment Date for any Floating Rate Note would otherwise be a day that is not a Business Day (as defined below) for such Floating Rate Note, the Interest Payment Date for such Floating Rate Note shall be postponed to the next succeeding day that is a Business Day for such Floating Rate Note, except that (i) in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the immediately preceding day that is a London Business
                           Day (as defined below) with respect to such Note, and
                           (ii) with respect to an Interest Payment Date that is also the maturity date of a Floating Rate Note, the Interest Payment Date will remain the date specified in the applicable Pricing Supplement, payment due at maturity will be made on the next succeeding day that is a Business Day and no interest shall accrue on the amount so payable for the period from and after such maturity date. Each date on which interest is payable on a Floating Rate

                           Note is referred to herein as an "Interest Payment Date."

Interest Reset             The rate of interest on each Floating Rate Note will
Dates:                     be reset daily, weekly, monthly, quarterly,
                           semi-annually or annually (each an "Interest Reset
                           Date"), as specified in the applicable Pricing
                           Supplement. Except as set forth in the applicable
                           Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset:
                           daily, each Business Day; weekly (other than Treasury
                           Rate Notes), the Wednesday of each week (in the case of weekly reset Treasury Rate Notes, the Tuesday of each week); monthly (other than Eleventh District
                           Cost of Funds Rate Notes), the third Wednesday of each month; quarterly, the third Wednesday of March, June, September and December of each year;
                           semiannually, the third Wednesday of two months of each year specified in the applicable Pricing
                           Supplement; and annually, the third Wednesday of the month of each year specified in the applicable
                           Pricing Supplement. For monthly reset Eleventh
                           District Cost of Funds Rate Notes, the Interest Reset
                           Dates will be the first calendar day of each month.
                           Notwithstanding the two immediately preceding sentences, (i) the interest rate in effect from the date of original issue to the first Interest Reset
                           Date with respect to a Floating Rate Note will be the Initial Interest Rate set forth in the applicable
                           Pricing Supplement and (ii) unless otherwise specified in the applicable Pricing Supplement, the interest rate in effect for the 10 calendar days immediately prior to maturity, redemption or repayment, if applicable, will be that in effect on the tenth calendar day preceding such maturity, redemption or repayment. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day for such Floating Rate
                           Note, the Interest Reset Date will be postponed to the next day that is a Business Day for such Floating
                           Rate Note, except that in the case of a LIBOR Note, if such next succeeding Business Day is in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

Interest Determination     The interest rate applicable to an Interest Reset
Dates:                     Period that commences on the related Interest Reset
                           Date will be the rate determined as of the applicable interest determination date ("Interest Determination
                           Date") on or prior to the Calculation Date. Except as set forth in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest
                           Reset Date for a Commercial Paper Rate Note (the
                           "Commercial Paper Interest Determination Date"), a
                           Federal Funds Note (the "Federal Funds Interest
                           Determination Date"), a CD Rate Note (the "CD
                           Interest Determination Date"), a CMT Rate Note (the
                           "CMT Interest Determination Date") or a Prime Rate
                           Note (the "Prime Interest Determination Date") will be the second Business Day preceding the applicable Interest Reset Date. The Interest
                           Determination Date for an Eleventh District Cost of
                           Funds Rate Note will be the last working day of the month immediately preceding the applicable Interest
                           Reset Date on which the Federal Home Loan Bank of San
                           Francisco publishes the "FHLB Index" (as defined below). The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR
                           Interest Determination Date") will be the second
                           London Business Day immediately preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury
                           Rate Note (the "Treasury Interest Determination
                           Date") will be the day in the week in which the applicable Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following
                           Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding
                           Friday, such Friday will be the Treasury Interest
                           Determination Date pertaining to the Interest Reset
                           Date occurring in the next succeeding week. If an auction date for Treasury bills falls on any Interest
                           Reset Date for a Treasury Rate Note, then such
                           Interest Reset Date shall instead be the first
                           Business Day immediately following such auction date.
                           The Interest Determination Date pertaining to a
                           Floating Rate Note the interest rate of which is determined by reference to more than one Interest
                           Rate Basis will be the second Business Day prior to the applicable Interest Reset Date for such Floating
                           Rate Note on which each such Interest Rate Basis is determinable.

Calculation Dates:         The Calculation Date, where applicable, pertaining to
                           any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest
                           Determination Date or if any such day is not a Business Day, the next succeeding Business Day and
                           (ii) the Business Day preceding the applicable
                           Interest Payment Date, the stated maturity, the redemption date (if any) or the optional repayment date (if any), as the case may be.

                           All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545), would be rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent or, in the case of Notes denominated other than in United States dollars, the nearest unit (with one-half cent or unit being rounded upward).

Commercial Paper Rate      Unless otherwise indicated in the applicable Pricing
Notes:                     Supplement, the "Commercial Paper Rate" for each such
                           Interest Reset Date will be determined as of the Commercial Paper Interest Determination Date and will be the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing
                           Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release
                           H.15(519), Selected Interest Rates" or any successor publication selected by the Calculation Agent
                           ("H.15(519)") under the heading "Commercial
                           Paper--Nonfinancial." If such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper
                           Interest Determination Date, then the Commercial
                           Paper Rate shall be the Money Market Yield on such Commercial Paper Interest Determination Date of the rate for commercial paper of the specified Index
                           Maturity as published in the daily update of H.15(519) available through the world wide web site of the Board of Governors of the Federal Reserve
                           System at http://www.bog.frb.fed.us/releases/h15/ update (the "H.15 Daily Update") under the heading
                           "Commercial Paper--Nonfinancial" (with an Index
                           Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days respectively), or any other recognized electronic source used for the purpose of displaying the applicable rate selected by the Calculation Agent under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not published in either H.15(519) or
                           H.15 Daily Update, the Commercial Paper Rate for that
                           Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The
                           City of New York selected by the Calculation Agent
                           (after consultation with the Company) for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as described above by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial
                           Paper Interest Determination Date will be the
                           Commercial Paper Rate in effect on such Commercial
                           Paper Interest Determination Date or, if no such rate is in effect, the interest rate on the Commercial
                           Paper Rate Notes will be the Initial Interest Rate.

Money Market Yield:        The term "Money Market Yield" means a yield
                           (expressed as a percentage rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

                           Money Market Yield  =  D x 360  x 100
                                                 ---------
                                                 360-(DxM)

                           where "D" means the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

LIBOR Notes:               Each LIBOR Note will bear interest at the interest
                           rate (calculated with reference to LIBOR and, if any, the Spread and/or Spread Multiplier) specified in such LIBOR Note and in the applicable Pricing
                           Supplement.

                           Unless otherwise indicated in the applicable Pricing Supplement, "LIBOR" will he determined by the Calculation Agent in accordance with the following provisions:

                           (i) With respect to a LIBOR Interest Determination Date, LIBOR will be, as specified in the applicable Pricing Supplement, either:

                                    (a)      the arithmetic mean of the offered
                                             rates for deposits in U.S. dollars
                                             having the Index Maturity
                                             designated in the applicable
                                             Pricing Supplement, commencing on
                                             the second day on which dealings in
                                             deposits in U.S. dollars are
                                             transacted in the London interbank
                                             market ("London Business Day")
                                             immediately following that LIBOR
                                             Interest Determination Date, that
                                             appear on the Reuters Screen LIBO
                                             Page an of 11:00 a.m., London time,
                                             on that LIBOR Interest
                                             Determination Date, if at least two
                                             such offered rates appear on the
                                             Reuters Screen LIBO Page ("LIBOR
                                             Reuters"), or

                                    (b)      the rate for deposits in U.S.
                                             dollars having the Index Maturity
                                             designated in the applicable
                                             Pricing Supplement, commencing on
                                             the second London Business Day
                                             immediately following such LIBOR
                                             Interest Determination Date, that
                                             appears on Telerate Page 3750 as of
                                             11:00 a.m., London Time, on that
                                             LIBOR Interest Determination Date
                                             ("LIBOR Telerate"). "Reuters Screen
                                             LIBO Page" means the display
                                             designated as page "LIBO" on the
                                             Reuters Monitor Money Rates Service
                                             (or such other page as may replace


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



                                    the LIBO page on that service for the
                                    purpose of displaying London interbank
                                    offered rates of major banks). "Telerate
                                    Page 3750" means the display designated as page "3750" on the Bridge Telerate Inc. (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

                           (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (i) (a) above, or on which no rate appears on Telerate Page 3750 as specified in (i) (b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement are offered at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company, collectively, the "Reference Banks") to prime banks in the London interbank market, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately


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



                           following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be the interest rate otherwise in effect on such LIBOR Interest Determination Date or, if no such rate is in effect, the interest rate on LIBOR Rate Notes will be the Initial Interest Rate.

CD Rate Notes:             Unless otherwise indicated in the applicable Pricing
                           Supplement, the "CD Rate" for each such Interest
                           Reset Date will be determined as of the CD Rate
                           Interest Determination Date and will be the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)" or any successor publication or, if not so published by 3:00 p.m., New York City time, on the Calculation
                           Date pertaining to such CD Rate Interest
                           Determination Date, the CD Rate will be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index
                           Maturity designated in the applicable Pricing
                           Supplement as published in H.15 Daily Update under the heading "CDs (Secondary Market)." If such rate is not published in H.15 (519) or the H.15 Daily Update by 3:00 p.m., New York City time, on such Calculation
                           Date, then the CD Rate on such CD Rate Interest
                           Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Interest
                           Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include one or more
                           Agents or their affiliates) selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index
                           Maturity designated in the Pricing Supplement in an amount that is representative for a single transaction in the relevant market at the time;
                           provided, however, that if the dealers selected an aforesaid by the Calculation Agent are not quoting an mentioned in this sentence, the CD Rate with respect to such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest
                           Determination Date or, if no such rate is in effect, the interest rate on CD Rate Notes will be the Initial Interest Rate.

Treasury Rate Notes:       Unless otherwise indicated in the applicable Pricing
                           Supplement, the "Treasury Rate" for each such Interest Reset Date will be determined as of the Treasury Interest Determination Date and will be the rate applicable to the most recent auction of direct obligations of the United States
                           ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 or 57 (or any other page as may replace page
                           56 or page 57 on that service) or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest
                           Determination Date, the Bond Equivalent Yield, as defined below, of the rate for the applicable
                           Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury
                           Bills/Auction High," or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination
                           Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury, or if not announced by the States Department of the Treasury, or if the auction is not held, the Bond Equivalent
                           Yield of the rate on such date of the applicable
                           Treasury Bills published in H.15(519) under the caption "U.S. Government Securities/Treasury
                           Bills/Secondary Market." If on the Calculation Date pertaining to such Treasury Interest Determination
                           Date, such rate for such period is not published by 3:00 p.m., New York City time, then the rate will be calculated by the Calculation Agent as the Bond
                           Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Interest
                           Determination Date, of three leading primary United
                           States government securities dealers, selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury bills with a remaining maturity closest to the applicable Index
                           Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest
                           Determination Date will be the Treasury Rate in effect on such Treasury Rate Determination Date or, if no such rate is in effect, the interest rate on Treasury Rate Notes will be the Initial Interest
                           Rate.

                           "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:


                           Bond Equivalent Yield =    D x N    x 100
                                                   ------------
                                                    360-(D-M)

                           where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

CMT Rate Notes:            Unless otherwise specified in the applicable Pricing
                           Supplement, "CMT Rate" means, for any CMT Rate
                           Interest Determination Date, the rate displayed on the Designated CMT Telerate Page under the caption
                           "...Treasury Constant Maturities...Federal Reserve
                           Board Release H.15...Mondays Approximately 3:45 p.m.," under the column for the Designated CMT
                           Maturity Index for (i) if the Designated CMT Telerate
                           Page is 7051, the rate on such CMT Rate Interest
                           Determination Date and (ii) if the Designated CMT
                           Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination
                           Date occurs. If that rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest
                           Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15 (519). If that rate is no longer published or is not published by 3:00 p.m., New York City time, on the related Calculation
                           Date, then the CMT Rate on such CMT Rate Interest
                           Determination Date will be that treasury constant maturity rate for the Designated CMT Maturity Index
                           (or other United States Treasury Rate for the
                           Designated CMT Maturity Index) for the CMT Rate
                           Interest Determination Date with respect to that Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve
                           System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15 (519).

                           If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date reported, according to the written records by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include any of the Agents or their affiliates selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent (after consultation with the Company) and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closes to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers to selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date or, if no such rate is in effect, the interest rate on CMT Rate Notes will be the Initial Interest Rate. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will use the quotations for the Treasury Note with the shorter remaining term to maturity.

                           The term "Designated CMT Telerate Page" means the display on Dow Jones Markets Limited on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15 (519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15 (519). If no such page is specified in the applicable pricing supplement, the Designated CMT Telerate Page will be 7052 for the most recent week.

                           The term "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or

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



                           30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index will be two years.

Eleventh District Cost of  Unless otherwise specified in the applicable Pricing
Funds Rate Notes:          Supplement, "Eleventh District Cost of Funds Rate"
                           means for any Eleventh District Cost of Funds Rate
                           Interest Determination the rate of interest equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate
                           Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 a.m., San Francisco time, on such Eleventh
                           District Cost of Funds Rate Interest Determination
                           Date. If such rate does not appear on Telerate Page
                           7058 on any related Eleventh District Cost of Funds
                           Rate Interest Determination Date, then the Eleventh
                           District Cost of Funds Rate for such Eleventh
                           District Cost of Funds Rate Interest Determination
                           Date will be the monthly weighted average costs of funds paid by member institutions of the Eleventh
                           Federal Home Loan Bank District that was most recently announced (the "FHLB Index") by the Federal
                           Home Loan Bank of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the Federal Home Loan Bank of San Francisco fails to announce such rate for the calendar month immediately preceding such Eleventh
                           District Cost of Funds Rate Interest Determination
                           Date, then the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds
                           Rate Interest Determination Date will be the Eleventh
                           District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest
                           Determination Date or, if no such rate is in effect, the interest rate on Eleventh District Cost of Funds
                           Rate Notes will be the Initial Interest Rate.

Federal Funds Rate:        Unless otherwise indicated in the applicable Pricing
                           Supplement, "Federal Funds Rate" means, for any
                           Federal Funds Interest Determination Date, the rate of interest on such date for Federal Funds as such rate shall be published in H.15(519) under the caption "Federal Funds (Effective)", as such rate is displayed on Telerate Page 120 (or any other page as may replace such page on such service) ("Telerate
                           Page 120"), or, if not so published by 3:00 p.m., New
                           York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the
                           Federal Funds Rate will be the rate on such Federal
                           Funds Interest Determination Date as published in
                           H.15 Daily Update, or other electronic source used to display the applicable rate, under the caption
                           "Federal Funds/Effective Rate." If such rate does not


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                           appear on Telerate Page 120 or is not published in
                           H.15(519) or H.15 Daily Update (or other electronic source) by 3:00 p.m., New York City time, on such Calculation Date, then the Federal Funds Rate on such Federal Funds Interest Determination Date will be calculated by the Calculation Agent (after consultation with the Company) and will be the average of the rates as of 9:00 a.m., New York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent (after consultation with the Company); provided, however, that if fewer than three brokers selected as described above by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date or, if no such rate is in effect, the interest rate on Federal Funds Notes will be the Initial Interest Rate.

Prime Rate Notes:          Unless otherwise indicated in the applicable Pricing
                           Supplement, "Prime Rate" means, for any Prime
                           Interest Determination Date, the rate published in H.15(519) for such date opposite the caption "Bank
                           Prime Loan", or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, the Prime Rate will be calculated by the Calculation
                           Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US Prime 1 as such bank's prime rate or base lending rate as in effect for such Prime
                           Interest Determination Date as quoted on the Reuters
                           Screen US Prime 1 on such Prime Interest
                           Determination Date, or, if fewer than four such rates appear on the Reuters Screen US Prime 1 for such Prime Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by three major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company) from which quotations are requested;
                           provided, however, that if the Prime Rate is not published in H.15(519) or H.15 Daily Update and the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Interest Determination Date will be the interest rate otherwise in effect on such Prime Interest Determination Date or, if no such rate is in effect, the interest rate on Prime Rate Notes will be the Initial Interest Rate.

                           The term "Reuters Screen US Prime 1" means the display designated as page "US Prime" on the Reuters Monitor Money Rates Service (or such other page as may replace page US Prime on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

Record Dates:              Interest payments on Floating Rate Notes will be made
                           on each Interest Payment Date to the registered owners at the close of business on the date 15 calendar days (whether or not a Business Day) prior to such Interest Payment Date (the "Regular Record
                           Date"). Unless otherwise specified in the applicable
                           Pricing Supplement, if a Note is issued between a Regular Record Date and an Interest Payment Date, the first payment of Interest will be made on the Interest Payment Date following the next succeeding
                           Regular Record Date to the registered holder on such next succeeding Regular Record Date. Interest payable at Maturity or upon redemption or repayment (whether or not such maturity, redemption or repayment date is an Interest Payment Date) will be paid to the same person to whom principal is payable. Interest will begin to accrue on the original issue date of a Note for the first interest period and from and including the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Each payment of interest shall include interest accrued from and including the most recent date in respect of which interest has been paid or duly provided for, or from and including the date of original issue, through the day before, but excluding, the Interest Payment Date (the maturity date, the redemption date or the repayment date, as applicable) (an "Interest Period"). In the case of Floating Rate Notes on which the interest rate is reset daily or weekly, the interest payments shall include interest accrued from but excluding the most recent Regular Record Date in respect of which interest has been paid or duly provided for, or from and including the date of issue, to and including the Regular Record Date next preceding the applicable
                           Interest Payment Date, except that the interest payment at the maturity date, redemption date or repayment date will include interest accrued to, but excluding, such date.

Accrued Interest:          Unless otherwise indicated in the applicable Pricing
                           Supplement, interest payments for Floating Rate Notes will include interest accrued from and including the most recent date in respect of which interest has been paid or duly provided for, or from and including the date of issuance to but excluding the next
                           Interest Payment Date (or maturity date, redemption date or repayment date). Accrued interest from the date of original issue or from the last date to which interest has been paid is calculated by multiplying the face amount of a Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such date by 360, in the case of Commercial Paper Rate Notes, LIBOR Notes, Federal
                           Funds Notes, CD Rate Notes, Eleventh District Cost of
                           Funds Rate Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of CMT
                           Rate Notes or Treasury Rate Notes.